UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant      ☒
Filed by a Party other than the Registrant      ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Codorus Valley Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Codorus Valley Bancorp, Inc.

Codorus Valley Corporate Center

105 Leader Heights Road

York, Pennsylvania 17403

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, May 19, 2020

The following Notice of Change of Location relates to the proxy statement (the "Proxy Statement") of Codorus Valley Bancorp, Inc. (the "Company"), dated April 3, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, May 19, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 20, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON May 19, 2020

To the Shareholders of Codorus Valley Bancorp, Inc.:

Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our shareholders, employees and other stakeholders, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders of Codorus Valley Bancorp, Inc. (the "Company") has been changed. As previously announced, the Annual Meeting will be held on Tuesday, May 19, 2020 at 9:00 a.m., Eastern Time. In light of public health concerns regarding the coronavirus outbreak, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on February 26, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee.

To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/CVLY2020, you must enter the control number found on your proxy card, voting instruction form or notice that you received previously.

You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. If you have previously submitted a proxy card for the Annual Meeting, you do not need to take any additional action to vote at the Annual Meeting unless you desire to change your vote.

By Order of the Board of Directors,

Timothy J. Nieman, Esq.

Secretary

April 20, 2020

The Annual Meeting on May 19, 2020 at 9:00 a.m. Eastern Time is available at

www.virtualshareholdermeeting.com/CVLY2020. The proxy statement and Annual Report are available at http://www.proxyvote.com.